                                  EXHIBIT 11.0
                           UNIFI COMMUNICATIONS, INC.
                     COMPUTATION OF NET LOSS PER SHARE (1)
                           FORM 10-Q, MARCH 31, 1998
                                 (IN THOUSANDS)
                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED MARCH 31,
                                                         -------------------------------------------
                                                                 1998                     1997
                                                         ------------------       ------------------
Net loss                                                 $         (21,267)       $          (16,787)
                                                         ==================       ==================
Weighted average number of common shares outstanding
   during period                                                      3,867                    3,790
                                                         ==================       ==================

Basic net loss per common share                          $           (5.50)       $            (4.43)
                                                         ==================       ==================


(1)  Primary and fully diluted net loss per share has not been separately presented, as the amounts would not be meaningful.